Exhibit 99.1

PRESS RELEASE	CONTACT: Jill Swartz
For Immediate Release	(949) 833-8252 Ext. 123
js@tnpre.com

KeyBank Increases Lending Commitment to

TNP Strategic Retail Trust to $60 Million

IRVINE, Calif., (May 18, 2012) – TNP Strategic Retail Trust, Inc. (the “Company”), a public non-traded REIT that invests in grocery and drug-store anchored, multi-tenant necessity retail properties and other real estate-related assets, announced today its secured revolving credit facility with KeyBank National Association has increased the aggregate lending commitment from $35 million to $45 million, with a temporary increase to $60 million through December 1, 2012. The facility includes an accordion feature that allows for an increase in commitments under the facility up to $150 million as the Company continues to grow.

The Company may use the expanded credit facility for acquisitions, investments in properties and real estate-related assets and other general working capital purposes.

“We appreciate KeyBank’s continued support and confidence in our company,” said Thompson National Properties’ Executive Vice President and CFO, James R. Wolford. “We anticipate this increased flexibility from our expanded borrowing capacity will provide us with additional opportunities to compete for properties appropriate for TNP Strategic Retail Trust’s portfolio.”

About TNP Strategic Retail Trust, Inc.

TNP Strategic Retail Trust, Inc. is a publicly registered non-traded REIT that invests in grocery and drug-store anchored, multi-tenant necessity retail properties, located primarily in the Western United States, and real estate related assets, including investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate. TNP Strategic Retail Trust has acquired 17 shopping centers in 13 states containing more than 1.7 million square feet at an overall purchase price of approximately $219 million. For more information regarding TNP Strategic Retail Trust, please visit www.tnpsrt.com.

About Thompson National Properties, LLC

Thompson National Properties, LLC (TNP) is an international real estate advisory company, specializing in the creation and management of real estate investment funds. TNP uses a variety of investment structures to fit the needs of its investors, which are designed for both institutional and high net worth individual investors. Thompson National Properties is also a leader in both property and asset management and receivership services, a key element in any successful commercial real estate investment in today’s lender-driven marketplace.

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Thompson National Properties, LLC

1900 Main Street, Suite 700 — Irvine, CA 92614 — T: (949) 833-8252  F: (949) 252-0212

www.tnpre.com

Headquartered in Irvine, California, Thompson National Properties was founded in April 2008 and has six regional offices. As of May 18, 2012, Thompson National Properties manages a portfolio of 151 commercial properties, in 30 states, totaling approximately 17.4 million square feet, on behalf of over 5,600 investor/owners with an overall purchase value of $2.1 billion. For more information regarding Thompson National Properties, please visit www.tnpre.com.

Forward-looking statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: an inability to identify appropriate options and funding for acquisitions and investments; volatility in the debt or equity markets affecting the Company’s ability to acquire or sell real estate assets; the Company’s inability to make interest and principal payments on its outstanding indebtedness; national and local economic and business conditions; the ability to maintain sufficient liquidity and the Company’s access to capital markets; the performance of real estate assets after they are acquired; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations. This release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K, as amended, and Form 10-Q. Copies of these reports are available on our website and at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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Thompson National Properties, LLC

1900 Main Street, Suite 700 — Irvine, CA 92614 — T: (949) 833-8252  F: (949) 252-0212

www.tnpre.com